Exhibit 10.2

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Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AGREEMENT is made as of October 9, 2025, by and between each entity listed on Exhibit A attached hereto (each a “Trust”, and collectively the “Trusts” as applicable), separately and not jointly, and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY”).

W I T N E S S E T H :

WHEREAS, the Trust desires to retain BNY to provide the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.
Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Anti-Money Laundering Laws” means all anti-money laundering and counter-terrorist financing laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the U.S. Bank Secrecy Act, the U.S.A. PATRIOT Act, and regulations of the U.S. Treasury Department which implement such acts) or any other applicable domestic or foreign authority over the Trust.

“Authorized Person” shall mean each person, whether or not an officer or an employee of the Trust, duly authorized to execute this Agreement and to give Instructions on behalf of the Trust

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as set forth in Exhibit B hereto and each Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto. From time to time the Trust may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

“BNY Affiliate” shall mean any office, branch, or subsidiary of The Bank of New York Mellon Corporation.

“Confidential Information” shall have the meaning given in Section 18 of this Agreement.

“Documents” shall mean such other documents, including but not limited to, resolutions of the Sponsor authorizing the execution, delivery and performance of this Agreement by the Trust, and opinions of outside counsel, as BNY may reasonably request from time to time, in connection with its provision of services under this Agreement.

“Instructions” shall mean Oral Instructions or written communications actually received by BNY by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by BNY as available for use in connection with the services hereunder, from an Authorized Person or person believed in good faith to be an Authorized Person.

“Net Asset Value” shall mean the per share value of the Trust, calculated in the manner described in the Trust’s Offering Materials.

“Offering Materials” shall mean the Trust’s currently effective prospectus and most recently filed registration statement with the SEC, as applicable, relating to shares of the Trust.

“Organizational Documents” shall mean certified copies of the Trust’s articles of incorporation, certificate of incorporation, certificate of formation or organization, certificate of limited partnership, bylaws, limited partnership agreement, memorandum of association, limited liability company agreement, operating agreement, confidential offering memorandum, material contracts, Offering Materials, all SEC exemptive orders issued to the Trust, required filings or similar documents of formation or organization, as applicable, delivered to and received by BNY.

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“Oral Instructions” shall mean oral instructions received by BNY under permissible circumstances specified by BNY, in its sole discretion, as being from an Authorized Person or person believed in good faith by BNY to be an Authorized Person.

“Sanctions” means all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury) or any other applicable domestic or foreign authority with jurisdiction over the Trust.

“SEC” means the United States Securities and Exchange Commission.

“Securities Laws” means the 1933 Act and the 1934 Act.

“Shares” means the shares of beneficial interest of any series or class of the Trust.

“Sponsor” shall mean the entity identified by the Trust to BNY as the entity having investment responsibility with respect to the Trust.

2.
Appointment.

The Trust hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

3.
Representations and Warranties.

(i) The Trust hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b)
This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms;

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(c)
The Sponsor is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.
(d)
It is conducting its business in compliance with all applicable laws and regulations, both state and federal, has made and will continue to make all necessary filings including tax filings and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Organizational Documents, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;
(e)
The Trust will maintain policies and procedures reasonably designed to ensure that all investments for the Trust are conducted in compliance with anti-corruption laws, Anti-Money Laundering Laws, and Sanctions applicable to the Trust. The Customer shall cooperate with BNY and provide assistance reasonably requested by BNY in connection with any anti-money laundering, terrorist financing or sanctions-related inquiries.
(f)
The method of valuation of the assets of the Trust and the method of computing the Net Asset Value shall be as set forth in the Offering Materials of the Trust. To the extent the performance of any services described in Schedule I attached hereto by BNY in accordance with the then effective Offering Materials for the Trust would violate any applicable laws or regulations, the Trust shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of Trust assets, net asset value or other computation, as the case may be, or, instruct BNY in writing to value Trust assets and/or compute Net Asset Value or other computations in a manner the Trust specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Trust that the same is consistent with all applicable laws and regulations and with its Offering Materials, all subject to confirmation by BNY as to its capacity to act in accordance with the foregoing;
(g)
Each person named on Exhibit B hereto is duly authorized by the Trust to be an Authorized Person hereunder;
(h)
It has implemented, and is acting in accordance with, procedures reasonably designed to ensure that it will disseminate to all market participants, other than Authorized

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Participants (as defined in its Prospectus and Statement of Additional Information), each calculation of net asset value provided by BNY hereunder to Authorized Participants at the time BNY provides such calculation to Authorized Participants, according to procedures described in the Trust’s Prospectus;
(i)
Without limiting the provisions of Section 18 herein, the Trust and BNY shall treat as confidential the terms and conditions of this Agreement and shall not disclose nor authorize disclosure thereof to any other person, except (i) to their employees, regulators, examiners, internal and external accountants, auditors, and counsel, (ii) for a summary description of this Agreement in the Offering Materials with the prior written approval of the other party, (iii) to any other person when required by a court order or legal process, or (iv) whenever advised by its external counsel that it would be liable for a failure to make such disclosure. The Trust shall instruct its employees, regulators, examiners, internal and external accountants, auditors, and counsel who may be afforded access to such information of the Trust’s obligations of confidentiality hereunder; and
(j)
The Trust shall promptly notify BNY in writing of any and all legal proceedings or securities investigations filed or commenced against or related to the Trust, where legally permitted.
4.
Delivery of Documents.

The Trust shall promptly provide, deliver, or cause to be delivered from time to time, to BNY the Trust’s Organizational Documents, a copy of any and all SEC exemptive orders issued to the Trust, and Documents and other materials used in the distribution of Shares and all amendments thereto as may be necessary for BNY to perform its duties hereunder. BNY shall not be deemed to have notice of any information (other than information supplied by BNY) contained in such Organizational Documents, Documents or other materials until they are actually received by BNY.

5.
Duties and Obligations of BNY.
(a)
Subject to the direction of the Sponsor and the provisions of this Agreement, BNY shall provide to the Trust the administrative services and the valuation and computation services listed on Schedule I attached hereto.

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(b)
In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.
(c)
BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Trust, distribution of shares of the Trust, maintenance of the Trust’s financial records, other than those listed in Schedule I attached hereto, or other services normally performed by the Trust’s counsel or independent auditors and the services provided by BNY do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person, and the Trust acknowledges that BNY does not provide public accounting or auditing services or advice and will not be making any tax filings, or doing any tax reporting on its behalf, other than those specifically agreed to hereunder. The scope of services provided by BNY under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Trust, unless the parties hereto expressly agree in writing to any such increase in the scope of services.
(d)
The Trust shall cause its officers, advisors, Sponsor, distributor, legal counsel, independent accountants, current administrator (if any), transfer agent, and any other service provider to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons, and which in the opinion of BNY, is necessary in order to enable BNY to perform its duties hereunder, unless prohibited by applicable law, rule or regulation. In connection with its duties hereunder, BNY shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to BNY by any of the aforementioned persons. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trust to cause any information, documents or advice to be provided to BNY as provided herein. All fees or costs charged by such persons shall be borne by the Trust or the Sponsor. In the event that any services performed by BNY hereunder rely, in whole or in part, upon information obtained from a third party service utilized or subscribed to by BNY which BNY in its reasonable judgment deems reliable, BNY shall not have any responsibility or liability for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

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(e)
Nothing in this Agreement shall limit or restrict BNY, any BNY Affiliate or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to some or all of the services provided hereunder.
(f)
The Trust shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Trust liabilities and expenses. BNY shall not be required to include as Trust liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Trust shall have specified to BNY in Instructions the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Trust shall also furnish BNY with valuations for assets of the Trust if BNY notifies the Trust that same are not available to BNY from a pricing service utilized, or subscribed to, by BNY which the Trust directs BNY to utilize, and which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Trust also may furnish BNY with valuations for assets of the Trust and instruct BNY in Instructions to use such information in its calculations hereunder. BNY may be required or obligated to commence or maintain any utilization of, or subscriptions to, any pricing service, at the sole expense of the Sponsor. In no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Trust, except that if a third party pricing vendor notifies BNY of an error, BNY shall as promptly as practicable alert the Trust to such error.
(g)
BNY may apply to an Authorized Person of the Trust for Instructions with respect to any matter arising in connection with BNY’s performance hereunder, and BNY shall not be liable for any action taken or omitted to be taken by it in good faith without gross negligence or willful misconduct in accordance with such Instructions. Such application for Instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified

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therein unless, prior to taking or omitting to take any such action, BNY has received Instructions from an Authorized Person in response to such application specifying the action to be taken or omitted.
(h)
BNY may consult with counsel to the Trust.
(i)
Notwithstanding any other provision contained in this Agreement or Schedule I attached hereto, BNY shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Trust, (ii) the taxable nature or effect on the Trust or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Trust to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto.
(j)
BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.
(k)
BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Instructions, explanations, information, specifications, Documents and documentation furnished to it by the Trust and shall have no duty or obligation to review the accuracy, validity or propriety of such Instructions, explanations, information, specifications, Documents or documentation, including, without limitation, evaluations of assets; the amounts or formula for calculating the amounts and times of accrual of the Trust’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Trust assets; and amounts receivable or amounts payable for the sale or redemption of Trust Shares effected by or on behalf of the Trust., For the avoidance of doubt, while BNY has no obligation to verify the accuracy of such Instructions, the foregoing should not be read to limit BNY’s obligations regarding the provision of services under this Agreement. BNY’s computations hereunder will rely upon information, including, without limitation, bid, offer or market values of securities or other assets of the Trust, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY

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which the Trust directs BNY to utilize. BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of any Trust assets by the Trust or any third party described in this sub-section (k) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of Trust assets.
(l)
BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Trust is or will be actually paid, but will accrue such interest until otherwise instructed by the Trust.
(m)
BNY shall not be responsible for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) which occurring directly or indirectly by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, action or inaction of civil or military authority, national emergencies, public enemy, war, terrorism, riot, actual or threatened epidemics, sabotage, non-performance by a third party caused by any of the above, and widespread, systemic failure of: the mails, communications, computer (hardware or software) services, or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.
(n)
It is understood and agreed by the parties hereto that under no circumstances will the services performed by BNY pursuant to this Agreement include any service, function or activity that would constitute a “virtual currency business activity” for purposes of the regulations issued by the Superintendent of the New York State Department of Financial Services (23 N.Y.C.R.R. Part 200).
(o)
BNY shall, to the extent practicable and permitted by law or regulatory authority, promptly notify the Trust in writing of any legal proceedings or securities investigations

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filed or commenced against or related to the Trust or the Sponsor of which is becomes aware.

6.
Allocation of Expenses.

Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the Trust or the Sponsor, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Sponsor, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Trust shares or membership interests, as applicable, fees and expenses incident to the registration or qualification under the Securities Laws, state or other applicable securities laws of the Trust or its shares or membership interests, as applicable, costs (including printing and mailing costs) of preparing and distributing Offering Materials, reports, notices and proxy material to the Trust’s shareholders or members, as applicable, all expenses incidental to holding meetings of the Trust’s shareholders, and extraordinary expenses as may arise, including litigation affecting the Trust and legal obligations relating thereto for which the Trust may have to indemnify its officers, managers, and/or members, as may be applicable.

7.
Standard of Care; Indemnification.
(a)
Except as otherwise provided herein, BNY and any BNY Affiliate shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust, except those costs, expenses, damages, liabilities or claims arising out of BNY’s own bad faith, negligence or willful misconduct. BNY’s aggregate liability hereunder shall not exceed the total fees paid to BNY for the services under this Agreement during the twenty-four (24) month period preceding the event on which such claim is based. In no event shall BNY or any BNY Affiliate be liable to the Trust or any third party for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. BNY and any BNY Affiliate shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any

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claim or liability, directly resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, or for delays caused by circumstances beyond BNY’s reasonable control, unless such loss, damage or expense arises out of the bad faith, negligence or willful misconduct of BNY subject to the limitation of liability contained above in this Section 7(a).
(b)
The Trust shall indemnify and hold harmless BNY and any BNY Affiliate from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY or any BNY Affiliate, by reason of or as a result of any action taken or omitted to be taken by BNY or any BNY Affiliate without bad faith, gross negligence, or willful misconduct, or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s Offering Materials or Documents (excluding information provided by BNY), (iii) any Instructions, or (iv) any opinion of legal counsel for the Trust, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of this Agreement; provided, that the Trust shall not indemnify BNY nor any BNY Affiliate for costs, expenses, damages, liabilities or claims for which BNY or any BNY Affiliate is liable under the preceding sub-section 7(a) or which arises out of BNY’s bad faith, gross negligence or willful misconduct. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, the Trust shall indemnify BNY and any BNY Affiliate against and save BNY and any BNY Affiliate harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following, except to the extent any such claim arises out BNY’s bad faith, negligence or willful misconduct:
I.
Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any third party on behalf of the Trust or by the Trust;
II.
Action or inaction taken or omitted to be taken by BNY or any BNY

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Affiliate pursuant to Instructions of the Trust or otherwise without gross negligence or willful misconduct;
III.
Any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for the Trust;
IV.
Any improper use by the Trust or its agents, distributor or Sponsor of any valuations or computations supplied by BNY pursuant to this Agreement;
V.
The method of valuation and the method of computing the Trust’s net asset value; or
VI.
Any valuations or net asset value provided by the Trust.
(c)
Actions taken or omitted in reliance on Instructions or upon any information, order, indenture, stock certificate, membership certificate, power of attorney, assignment, affidavit or other instrument believed by BNY in good faith to be from an Authorized Person, or upon the opinion of legal counsel for the Trust, shall be conclusively presumed to have been taken or omitted in good faith.
8.
Compensation.

For the services provided hereunder, the Trust agrees to pay BNY such compensation as is mutually agreed to in writing by the Trust and BNY from time to time and such reasonable, documented out-of-pocket expenses, including security pricing, index fees, vendor costs, data feeds to support portfolio compliance services, postage, courier expense, custom programming, travel and expenses for attendance at board or special meetings, external legal or consulting costs, telecommunication charges, postage and delivery charges, costs of independent compliance reviews, record retention costs and reproduction charges, as are incurred by BNY in performing its duties hereunder. To the extent BNY incurs an out-of-pocket expense other than those listed above, BNY will seek approval from the Sponsor on behalf of the Trust. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of

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determining compensation payable to BNY, the Trust’s net asset value shall be computed at the times and in the manner specified in the Trust’s Offering Materials.

9.
Records; Visits.

(a) The books and records pertaining to the Trust which are in the possession or under the control of BNY shall be the property of the Trust. The Trust and Authorized Persons shall have access to such books and records at all times during BNY’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by BNY to the Trust or to an Authorized Person, at the Trust’s expense.

(b) BNY shall keep all books and records with respect to the services to be performed by BNY hereunder in the form and manner required by Section 31 of the Investment Company Act of 1940 and the rules thereunder, as if the Trust was subject to such requirements.

(c) BNY shall reasonably cooperate with the Trust in the event of any regulatory inquiry, subpoena or litigation concerning the Trust, including, without limitation by producing any records created by BNY for the Trust.

(a)
If BNY is requested or required (by deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information relating to the Trust or the Sponsor, BNY shall, to the extent legally permitted, provide the Trust with prompt written notice of such request(s), and provide commercially reasonable assistance to the Trust in obtaining a protective order preventing or limiting the disclosure or requiring that the Confidential Information of the Trust or the Sponsor so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

10.
Term of Agreement.

(a) This Agreement shall be effective on the date first written above and, unless terminated pursuant to its terms, shall continue until 11:59 PM on the date which is the third anniversary of such date (the “Initial Term”), at which time this Agreement shall terminate, unless renewed in accordance with the terms hereof.

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(b) This Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”), unless the Trust or BNY gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a "Non-Renewal Notice"). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM on the last day of the Initial Term or Renewal Term, as applicable.

(c) If a party materially breaches this Agreement (a “Defaulting Party”) the other party (the “Non‑Defaulting Party”) may give written notice thereof to the Defaulting Party (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non- Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate as of 11:59 PM on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate). In all cases, termination by the Non‑Defaulting Party shall not constitute a waiver by the Non‑Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(d) Notwithstanding any other provision of this Agreement, either party may in its sole discretion terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the party any such case or proceeding; (ii) the party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) the party admits in any recorded medium, written, electronic or otherwise, its inability to pay its debts as they come due. Either party may exercise its termination right under this Section 10(d) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by either party of its termination right under this Section 10(d) shall be without any prejudice to any other remedies or

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rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding the provisions of Section 18, notice of termination under this Section 10(d) shall be considered given and effective when given, not when received.

(e) The Trust may terminate this Agreement at any time upon thirty (30) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust. BNY may terminate this Agreement at any time upon one-hundred and twenty (120) days’ written notice for any reason; provided that the termination will be effected as soon as practicable following such notice but no later than the conclusion of the 120-day notice period, and, provided further, BNY may terminate this Agreement upon thirty (30) days’ written notice in the event of a breach of the Trust’s representations contained in Section 3(i)(e) hereof.

(f) Notwithstanding any provision in this agreement to the contrary, in the event this Agreement terminates or expires prior to the end of a calendar quarter, other than as a result of a termination described in Sections 12(c) and 12(d) above or a termination in the event of a breach of the Trust’s representations contained in Section 3(i)(e) hereof, each of the Trust and BNY agrees that BNY shall provide assistance to the Trust solely with respect to the preparation and filing of the applicable Form 10-K or 10-Q (the “Reporting Service”), and, notwithstanding the termination of expiration of this Agreement, such Reporting Services shall be performed subject to the terms and conditions of this Agreement relating to the duties and obligations of BNY and the Trust as if this Agreement had not terminated or expired. In connection with the provision of the Reporting Service, BNY shall be entitled to reasonable compensation for such Reporting Services subject to and in accordance with Section 8 of this Agreement. Upon completion of the Reporting Service, the Agreement shall terminate in accordance with its terms.

11.
Amendment.

This Agreement may not be amended, changed or modified in any manner except by a written agreement executed by BNY and the Trust to be bound thereby.

12.
Assignment; Subcontracting.

(a) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be

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assignable or delegable by the Trust without the written consent of BNY, or by BNY without the written consent of the Trust.

(b) Notwithstanding the foregoing: (i) BNY may assign or transfer this Agreement to any BNY Affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that BNY gives the Trust thirty (30) days' prior written notice of such assignment or transfer and such assignment or transfer does not impair the provision of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of BNY; (ii) BNY may subcontract with, hire, engage or otherwise outsource to any BNY Affiliate solely with respect to the performance of any one or more of the functions, services, duties or obligations of BNY under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNY of any of its liabilities hereunder; (iii) BNY may subcontract with, hire, engage or otherwise outsource to an unaffiliated third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNY under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNY of any of its liabilities hereunder; and (iv) BNY, in the course of providing certain additional services requested by the Trust, including but not limited to, Typesetting or eBoard Book services (“Vendor Eligible Services”) as further described in Schedule I, may in its sole discretion, enter into an agreement or agreements with a financial printer, or electronic services provider (“Vendor”) to provide BNY with the ability to generate certain reports or provide certain functionality. BNY shall not be obligated to perform any of the Vendor Eligible Services unless an agreement between BNY and the Vendor for the provision of such services is then-currently in effect, and shall only be liable for the failure to reasonably select the Vendor. Upon request, BNY will disclose the identity of the Vendor and the status of the contractual relationship, and the Trust is free to attempt to contract directly with the Vendor for the provision of the Vendor Eligible Services.

(c) As compensation for the Vendor Eligible Services rendered by BNY pursuant to this Agreement, the Trust will pay to BNY such fees as may be agreed to in writing by the Trust and BNY. In turn, BNY will be responsible for paying the Vendor’s fees. For the avoidance of doubt, BNY anticipates that the fees it charges hereunder will be more than the fees charged to it by the Vendor, and BNY will retain the difference between the amount paid to BNY hereunder

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and the fees BNY pays to the Vendor as compensation for the additional services provided by BNY in the course of making the Vendor Eligible Services available to the Trust.

13.
Governing Law; Consent to Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Trust hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction the Trust may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Trust irrevocably agrees not to claim, and it hereby waives, such immunity.

14.
Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

15.
No Waiver.

Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

16.
Notices.

All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

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or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

17.
Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

18. Confidentiality.

(a) Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or BNY and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or BNY a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know‑how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request, requirement or law (f) is Trust information provided by BNY in connection with an independent third party compliance or other review, as long as the that third-party is under an obligation of confidentiality; (g) is released for the purpose of the provision of services under this Agreement; or (h) has been or is independently developed or obtained by the receiving party. The provisions

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of this Section 20 shall survive termination of this Agreement for a period of three (3) years after such termination.

(b) The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Group”). The BNY Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions and for the purposes of BNY fulfilling its obligations under this Agreement, (i) the Trust consents to the disclosure of and authorizes BNY to disclose information regarding the Trust (“Customer-Related Data”) to the BNY Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) BNY may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Group or its service providers. The BNY Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Group, and notwithstanding anything in this Agreement to the contrary the BNY Group will own all such aggregated data, provided that the BNY Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. The Trust confirms that it is authorized to consent to the foregoing.

19. [Reserved].

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the latest date set forth below.

By: Grayscale Investments Sponsors, LLC,

on behalf of each Fund

identified on Exhibit A

attached hereto

/s/ Craig Salm

Name: Craig Salm

Title: Chief Legal Officer

Date: 10/09/2025

THE BANK OF NEW YORK MELLON

By: /s/ Michael Spates

Name: Michael Spates

Title: Director

Date: 10/09/2025

EXHIBIT A

Trusts

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EXHIBIT B

I, Grayscale Investments Sponsors, LLC, a Delaware limited liability company (the “Sponsor”), do hereby certify, on behalf of each entity listed on Exhibit A attached hereto, that:

The following individuals serve in the following positions with the Sponsor, and each has been duly elected or appointed by the Sponsor to each such position and qualified therefor in conformity with the Trust’s Organizational Documents, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is designated as an Authorized Person under the Fund Administration and Accounting Agreement dated as of ___________________, 2025, between the Trust and The Bank of New York Mellon.

Name Position Signature

[***]

SCHEDULE I

Schedule of Services

All services provided in this Schedule of Services are subject to the review and approval of the appropriate Trust officers, Trust counsel and accountants of the Trust, as may be applicable. The services included on this Schedule of Services may be provided by BNY or a BNY Affiliate, collectively referred to herein as “BNY”.

VALUATION AND COMPUTATION ACCOUNTING SERVICES

BNY shall provide the following valuation and computation accounting services for the Trust:

▪
Journalize investment, capital share and income and expense activities;
▪
Maintain individual ledgers for Trust assets;
▪
Maintain certain financial books and records for the Trust, including creation and redemption books and records, and Trust accounting records;
▪
Maintain historical tax lots for Trust assets;
▪
Reconcile cash (if applicable) and investment balances of the Trust with the Trust’s custodian;
▪
Calculate various contractual expenses;
▪
Calculate capital gains and losses;
▪
Obtain quotes from pricing services as directed and approved by the Sponsor, or if such quotes are unavailable, then obtain such prices from the Sponsor, and in either case, calculate the market value of the Trust’s assets in accordance with the Trust's valuation policies or guidelines; provided, however, that BNY shall not under any circumstances be under a duty to independently price or value any of the Trust's assets itself or to confirm or validate any information or valuation provided by the Sponsor or any other pricing source, nor shall BNY have any liability relating to inaccuracies or otherwise with respect to such information or valuations;
▪
Compute net asset value, calculated in the manner described in the Trust’s Offering Materials;
▪
Transmit or make available a copy of the daily portfolio valuation to the Sponsor;
▪
Publish basket to NSCC on each day on which trading occurs on the primary exchange on which the Trust’s shares trade.

FINANCIAL REPORTING

BNY shall provide the following financial reporting services for the Trust:

▪
Financial Statement Preparation & Review
•
Prepare financial statements for the Trust;
•
Prepare the Trust’s periodic shareholder reports, including certain information furnished by the Trust to BNY, as required pursuant to the Securities and Exchange Act of 1934; and
•
Prepare, circulate and maintain the Trust’s financial reporting production calendar;

TAX SERVICES

BNY shall provide the following tax services for the Trust:

•
Prepare annual grantor trust tax reporting statements for client review and approval and deliver such statements to DTC participants upon finalization.

FUND ADMINISTRATION SERVICES

BNY shall provide the following fund administration services for the Trust:

▪
Establish appropriate expense accruals and compute expense ratios, maintain expense files and coordinate the payment of Trust approved invoices;

▪
Calculate Trust approved income and per share amounts required for periodic distributions to be made by the Trust;

▪
Calculate total return information;

▪
Coordinate the Trust’s annual audit;

▪
Supply various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and

IRS CIRCULAR 230 DISCLOSURE:

To ensure compliance with requirements imposed by the Internal Revenue Service, BNY informs the Trust that any U.S. tax advice contained in any communication from BNY to the Trust (including any future communications) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein or therein.